Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.19

Execution Version

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of October 5, 2018, by and between MeiraGTx Holdings plc, a company incorporated in the Cayman Islands (the “Company”) with offices at 450 East 29th Street, 15th Floor, New York, NY 10016, Vector Consulting LLC, a limited liability company organized in New York with a mailing address at 62 N. Livingston Avenue, Livingston, NJ 07039 (the “Consulting Entity”), Michael G. Kaplitt, an individual residing at 1113 York Avenue, Apt. 26E, New York, NY 10065 , Matthew During, an individual residing at 8 Nearwater Road, Rowayton, CT 06853, and Stephen B. Kaplitt, an individual residing at 62 N. Livingston Avenue, Livingston, NJ 07039 (each such individual, a “Consultant” and collectively, the “Consultants”). The Company, the Consulting Entity and the Consultants are collectively referred to as the “Parties” and each a “Party”.

INTRODUCTION

On October 5, 2018, the Company acquired Vector Neurosciences Inc., a Delaware corporation (“Vector”), pursuant to that certain Agreement and Plan of Merger, dated October 5, 2018 (the “Merger Agreement”), pursuant to which VN Acquisition, Inc., a wholly-owned subsidiary of the Company merged with and into Vector with Vector surviving as a wholly owned subsidiary of the Company (“Merger 1”) followed by Vector merging with and into VN Acquisition 2, Inc. with VN Acquisition 2, Inc. surviving as the surviving corporation (together with Merger 1, the “Mergers”). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

The Consultants were the only stockholders of Vector prior to Merger 1.

The Consultants are the only equity holders and members of the Consulting Entity.

The Company, the Consulting Entity and the Consultants desire to establish the terms and conditions under which the Consulting Entity will provide services to the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.     Services; Competitive Activities.

1.1    The Consulting Entity agrees to make available the services of each Consultant to perform the Services, to and for the Company in connection with the Project as may be reasonably requested from time to time by the Company as set forth on Schedule A to this Agreement. The Company acknowledges and agrees that: (a) the Services are not to be provided on a full-time basis; (b) each Consultant has work and professional commitments and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

activities unrelated to the Services; and (c) the Services reasonably requested by the Company hereunder shall not unduly or unreasonably interfere with any unrelated commitments and activities of the Consultants, provided that, subject to the foregoing reasonableness requirement, Consultants shall perform the Services with commercially reasonably diligence and commercially reasonable best efforts.

1.2    Subject to Section 3.2, the Company shall pay for all costs and expenses necessary for, or incurred in relation to, the Services and the Project, and the Consulting Entity and the Consultants shall not be responsible for any such costs or expenses.

1.3    During the Consultation Period (as defined below) and for a period of twelve (12) months thereafter, the Consulting Entity and each Consultant shall not engage in any Competitive Activity.

2.    Term. This Agreement shall commence on the date hereof and shall continue until terminated in accordance with the provisions of Section 4 (the term of effectiveness of this Agreement being referred to herein as the “Consultation Period”).

3.     Compensation.

3.1    Equity Grants. The Company shall issue to the Consultants the Options set forth on Schedule A to this Agreement.

3.2    Reimbursement of Expenses. The Company shall reimburse the Consulting Entity or the Consultants individually (as applicable) for all reasonable and necessary documented out of pocket expenses incurred or paid by the Consulting Entity or a Consultant in connection with, or related to, the performance of services under this Agreement, provided that no single expenses greater than $1,000 shall be incurred without the prior written approval of the Company (which may be delivered by email). To the extent the Consulting Entity or a Consultant has expenses for reimbursement, the Consulting Entity or such Consultant shall submit to the Company itemized statements on a monthly basis for each month in which such expenses are incurred, in a form reasonably satisfactory to the Company, of such expenses incurred in the previous monthly period. Unless disputed in good faith, the Company shall pay to the Consulting Entity or the Consultant amounts shown on each such statement within 30 days after receipt thereof. The Parties shall promptly and diligently cooperate in good faith to address any good faith disputes related to expenses.

4.     Termination.

4.1    Termination for Convenience. The Company may, subject in all events to the terms and provisions of this Agreement and without prejudice to any right or remedy it may have due to any failure of the Consulting Entity or any Consultant to perform the Consulting Entity’s or the Consultants’ obligations under this Agreement, terminate the Consultation Period for no reason or any reason other than those provided in Section 4.2(a) or 4.3, effective upon ten (10) Business Days’ prior written notice to the Consulting Entity.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

4.2    Termination for Breach.

(a)    The Company may terminate this Agreement upon a material breach of this Agreement by the Consulting Entity or any Consultant by providing thirty (30) days’ prior written notice to the Consulting Entity and the Consultants describing with reasonable specificity the alleged breach or breaches. The termination shall become effective at the end of the notice period unless the breaching Consulting Entity or Consultant cures such breach or breaches during such notice period. Notwithstanding the foregoing, if the breach, by its nature, is incurable, the Company may terminate this Agreement immediately upon written notice to the Consulting Entity and the Consultants.

(b)    The Consulting Entity and the Consultants may terminate this Agreement for Cause or upon a material breach of this Agreement by the Company by providing thirty (30) days’ prior written notice to the Company describing with reasonable specificity the event(s) constituting “Cause” or the alleged breach or breaches. The termination shall become effective at the end of the notice period unless the Company cures such event(s) constituting “Cause” or breach or breaches during such notice period. Notwithstanding the foregoing, if the breach, by its nature, is incurable, the Consulting Entity and the Consultants may terminate this Agreement immediately upon written notice to the Company.

4.3    Termination for Changes in Consulting Entity. The Company may terminate this Agreement effective upon five (5) Business Days’ prior written notice to the Consulting Entity in the event that: (a) the Consulting Entity amends its operating agreement or similar organizational documents, which amendments have or could reasonably be expected to have a material adverse effect on the ability of the Consulting Entity or the Consultants to provide the Services; (b) Michael G. Kaplitt and Matthew During both cease to provide Consulting Services on behalf of the Consulting Entity for any reason other than Cause; or (c) the equity ownership of the Consulting Entity changes from the equity ownership set forth on Schedule B to this Agreement without the prior written approval of the Company.

4.4    Effects of Termination.

(a)    In the event of termination by the Company pursuant to Section 4.1, or by the Consulting Entity pursuant to Section 4.2(b), the Consultation Period shall terminate immediately, and the following provisions shall survive: Sections 6 through 18 (inclusive) and Sections 4.1 and 4.3 of Schedule A.

(b)    In the event of termination by the Company pursuant to Section 4.2(a) or for any reason pursuant to Section 4.3, the Consultation Period shall terminate immediately, and the following provisions shall survive: Sections 6 through 18 (inclusive).

(c)    Upon termination of the Consultation Period for any reason, the Consulting Entity and the Consultants (as applicable) shall be entitled to payment for expense reimbursements due under Section 3.2 for expenses incurred prior to the effective date of termination, and, except as expressly provided in this Section 4.4, the Company shall have no further obligations to the Consulting Entity or any Consultant hereunder.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

5.     Cooperation. The Consulting Entity and each Consultant shall use its, his or her commercially reasonable efforts in the performance of the Consulting Entity’s and each Consultant’s obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consulting Entity and each Consultant to perform such person’s obligations hereunder. The Consulting Entity and each Consultant shall reasonably cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property, provided that such rules, regulations and requirements shall have been (i) transmitted to the Consultants in writing (including by email) or (ii) otherwise made available to the Consultants in a manner reasonably expected to make the Consultants aware of such rules, regulations and requirements.

6.     Inventions and Proprietary Information.

6.1    Inventions.

(a)    All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, designed or developed by the Consulting Entity or any Consultant, solely or jointly with others and whether during normal business hours or otherwise, (i) during and prior to the Consultation Period if resulting from or directly related to the Project or the Services, (ii) during the Consultation Period if resulting from or directly related to the business of the Company or (iii) after the Consultation Period if resulting or directly derived from Proprietary Information (as defined below) (collectively under clauses (i), (ii) and (iii), “Inventions”), shall be the sole property of the Company. The Consulting Entity and each Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as the Consulting Entity and each Consultant’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company’s expense, the Consulting Entity and each Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. The Consulting Entity and each Consultant also hereby waives all claims to moral rights in any Inventions.

(b)    The Consulting Entity and each Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

6.2    Proprietary Information.

(a)    The Consulting Entity and each Consultant acknowledges that its, his or her relationship with the Company is one of high trust and confidence and that in the course of the Consulting Entity’s and such Consultant’s service to the Company it, he or she will have access to and contact with Proprietary Information. Subject to subsection (c) below, the Consulting Entity and each Consultant agrees that it, he or she will not, during the Consultation Period or at any time thereafter, disclose to others, or use for its, his or her benefit or the benefit of others, any Proprietary Information or Invention.

(b)    For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consulting Entity or any Consultant in the course of such person’s service as a consultant to the Company.

(c)    The Consulting Entity’s and each Consultant’s obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consulting Entity or any Consultant or agents of the Consulting Entity of the terms of this Section 6.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is approved for release by written authorization of an officer of the Company or (iv) is required to be disclosed pursuant to order or decision of any judicial, administrative or regulatory authority, pursuant to subpoena or similar legal compulsion, provided, that the Consulting Entity or Consultants shall give the Company prior written notice thereof as far in advance of such disclosure as reasonably practicable and shall reasonably cooperate with the Company in the event the Company seeks (at its own cost and expense) to prevent, limit or delay such disclosure.

(d)    Upon termination of this Agreement or at any other time upon request by the Company, the Consulting Entity and each Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

(e)    The Consulting Entity and each Consultant represents that its, his or her retention as a consultant with the Company and such person’s performance under this Agreement does not, and shall not, breach any agreement that obligates it, him or her to keep in

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

confidence any trade secrets or confidential or proprietary information of the Consulting Entity or any Consultant or of any other party or to refrain from competing, directly or indirectly, with the business of any other party or otherwise conflict with any of his or her agreements or obligations to any other party. The Consulting Entity and each Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

(f)    The Consulting Entity and each Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consulting Entity and each Consultant agrees to be bound by all such obligations and restrictions that are known to it, him or her and to take all action necessary to discharge the obligations of the Company under such agreements (at the Company’s sole cost and expense, if any).

(g)    Defend Trade Secrets Act Notice of Immunity Rights. The Consulting Entity and each Consultant acknowledges that the Company has provided the Consulting Entity and each Consultant with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) such Consulting Entity or Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) such Consulting Entity or Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (iii) if such Consulting Entity or Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, such Consulting Entity or Consultant may disclose the Proprietary Information to its attorney and use the Proprietary Information in the court proceeding, if Consultant files any document containing the Proprietary Information under seal, and does not disclose the Proprietary Information, except pursuant to court order.

6.3    Remedies. The Consulting Entity and each Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consulting Entity and each Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consulting Entity and any Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

6.4    Portfolio Reference. Upon termination of this Agreement, the Consulting Entity and each Consultant may disclose to prospective third party contractors or employers the fact that the Consulting Entity and each Consultant performed certain services for the Company, subject to the receipt of prior written permission from the Company with respect to such disclosure and the scope thereof. Notwithstanding the foregoing, the Consulting Entity and each Consultant may freely disclose at any time only the fact that [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

7.     Non-Solicitation. During the Consultation Period and for a period of twelve (12) months thereafter, the Consulting Entity and each Consultant shall not, either alone or in association with others, (i) solicit, or permit any organization directly or indirectly controlled by the Consulting Entity and any Consultant to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Consulting Entity and any Consultant to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the term of the Consulting Entity’s and the Consultant’s engagement with the Company; provided, that this clause (ii) shall not apply to (x) any individual whose employment with the Company has been terminated for a period of six months or longer or (y) general advertisements for employment or recruitment efforts conducted by any recruitment agency, provided that such advertisements or recruitment efforts are not directed at any such individual.

8.     Other Agreements. The Consulting Entity and each Consultant hereby represents that, except as the Consulting Entity or any applicable Consultant has disclosed in writing to the Company, none of the Consulting Entity nor any Consultant is bound by the terms of any agreement with any current or prior employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Consulting Entity’s and each Consultant’s relationship with the Company, to refrain from competing, directly or indirectly, with the business of such employer or any other party or to refrain from soliciting employees, customers or suppliers of such employer or other party; in all cases, except where such terms would not prohibit or materially interfere with the ability of Consultants and the Consulting Entity to provide the Services and perform its and their obligations hereunder. The Consulting Entity and each Consultant agrees to furnish the Company with a copy of any such agreement within or under its or their possession or control upon request, except to the extent such disclosure is prohibited by law or contractual obligation, in which case the Consulting Entity and each Consultant agrees to furnish the Company with a copy of such agreement redacted in order to comply with such law or contractual obligation, and with respect to limitations based on contractual obligations, to request the other party to the contract to waive such obligations.

9.     Independent Contractor Status; Benefits.

9.1    The Consulting Entity and each Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company and, as an independent contractor, the Consulting Entity and each Consultant will be solely responsible for complying with all applicable laws, rules and regulations concerning income, employment (or self-employment) and other taxes, social security contributions, pension fund contributions, unemployment contributions and similar matters and the Company shall not be required to withhold income, employment or other taxes from payments to the Consulting Entity or the Consultants. None of the Consulting Entity nor any Consultant is authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

9.2    None of the Consulting Entity nor the Consultants shall be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company. If any Consultant is reclassified by a state or federal agency or court as an employee of the Company, the Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company’s benefit plans in effect at the time of such reclassification, the Consultant would otherwise be eligible for such benefits.

10.     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or on the same business day (if sent before 2 p.m. local time in the time zone of the recipient’s physical address (as specified below) and otherwise on the next business day) if sent by fax with electronic or telephonic confirmation of receipt, in each case to the intended recipient as set forth below:

If to the Consulting Entity or Stephen B. Kaplitt: Stephen B. Kaplitt [contact information] If to Michael G. Kaplitt or Matthew During: Michael G. Kaplitt [contact information]	Matthew During [contact information]
If to the Company: MeiraGTx Holdings plc 430 East 29th Street, 10th Floor New York, NY 10016 Attn: Richard Giroux Tel: (646) 490-2971 Email: rich@meiragtx.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

Attention: Peter N. Handrinos, Esq.

Tel: (617) 948-6060

Fax: (617) 948-6001

Email: Peter.Handrinos@lw.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, or ordinary mail), but no such notice, request, demand, claim or other communication that is given by such other means shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. In addition, any notice, request, demand, claim or other communication hereunder delivered by email and acknowledged by reply

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

email from the recipient shall be deemed to be effective delivery hereunder. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.     Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

12.     Entire Agreement. The Merger Agreement and this Agreement constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

13.     Amendment. This Agreement may be amended or modified only by a written instrument executed by all Parties.

14.     Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the State of New York.

15.     Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any affiliate of the Company or any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consulting Entity and each Consultant are personal and shall not be assigned by it, him or her.

16.     Interpretation. If any restriction set forth in Section 1 or Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

17.     [Reserved].

18.     Miscellaneous.

18.1    No delay or omission by any Party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a Party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

18.2    The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

18.3    In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

18.4    This Agreement may be executed in multiple counterparts by facsimile or other reliable electronic reproduction (including, without limitation, transmission by pdf), each of which shall be taken together as one and the same instrument.

18.5    Arbitration. Except for any dispute, controversy or claim described in Section 18.6 (which shall be handled exclusively in accordance with Section 18.6), it is understood and agreed between the Parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation) (hereinafter “Disputes”), arising out of, in connection with, or in relation to (a) this Agreement, or (b) questions of arbitrability under this Agreement, shall be resolved by final, binding, nonjudicial arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. pursuant to the following procedures:

(a)    Any Party may send another Party or Parties written notice identifying the matter in dispute and invoking the procedures of this Section (the “Dispute Notice”). Within 14 days from delivery of the Dispute Notice, each Party involved in the dispute shall meet at a mutually agreed location in New York, New York, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon an impartial third-party arbitrator (the “Arbitrator”) to whom to submit the matter in dispute for final and binding arbitration.

(b)    If such Parties fail to resolve the dispute by written agreement or agree on the Arbitrator within the later of fourteen (14) days from any such initial meeting or within thirty (30) days from the delivery of the Dispute Notice, any such Party may make written application to the Judicial Arbitration and Mediation Services (“JAMS”), in New York, New York for the appointment of a single Arbitrator to resolve the dispute by arbitration. At the request of JAMS the Parties involved in the dispute shall meet with JAMS at its offices within ten (10) days of such request to discuss the dispute and the qualifications and experience which each Party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS. The Arbitrator shall be a disinterested party.

(c)    Within thirty (30) days of the selection of the Arbitrator, the Parties involved in the dispute shall meet in New York, New York with such Arbitrator at a place and time designated by such Arbitrator after consultation with such Parties and present their respective positions on the dispute. Each Party shall have no longer than one day to present its position, the entire proceedings before the Arbitrator shall be no more than three consecutive days, and the decision of the Arbitrator shall be made in writing no more than thirty (30) days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

jurisdiction and venue over such Parties. The Parties shall bear their own legal fees and expenses, and shall share equally fees and expenses of the Arbitrator and JAMS, regardless of the outcome. Except as may be required by applicable law (or as required to enter and enforce the judgment in court), no Party (or its representative, witnesses or arbitrators) may disclose the content or result of any arbitration under this Agreement without the prior written consent of the other Party (or Parties) involved in such arbitration.

18.6    Patents and Trademarks; Equitable Relief.

(a)    Any dispute, controversy or claim arising out of, relating to or in connection with the scope, validity, enforceability or infringement of any patent rights shall in each case be submitted to a court of competent jurisdiction in the territory in which such patent rights were granted or arose.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(b)    Any dispute, controversy or claim arising out of, relating to or in connection with the need to seek preliminary or injunctive measures or other equitable relief (e.g., in the event of a potential or actual breach of the confidentiality and non-use provisions in Section 6.2) need not be resolved through the procedure described in Section 18.5 but may be immediately brought in a court of competent jurisdiction.

[Remainder of Page Intentionally Left Blank]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

THE COMPANY:	MEIRAGTX HOLDINGS PLC

By: /s/ Richard Giroux
Name: Richard Giroux
Title: Chief Operating Officer

CONSULTING ENTITY:	VECTOR CONSULTING LLC

By: /s/ Matthew During
Name: Matthew During
Title: President

CONSULTANT:

/s/ Michael G. Kaplitt
Michael G. Kaplitt

CONSULTANT:

/s/ Matthew During
Matthew During

CONSULTANT:

/s/ Stephen B. Kaplitt
Stephen B. Kaplitt

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE A

Description of Services and Payments

1.      Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Cause” means any of: (a) a breach by the Company of any of its material obligations under this Agreement; (b) a decision by the Company to cease funding or other support for (i) the development activities related to the Services, or (ii) the development, marketing and sale of GAD Products; (c) a decision by the Company to reduce, delay or suspend the funding or other support for the development activities related to the Services in a manner that would reasonably be expected to prevent or unreasonably delay Regulatory Approval for GAD Products; (d) death or Disability of both Michael G. Kaplitt and Matthew During; or (e) insolvency or liquidation of the Company.

“Competitive Activity” means employment with, owning any interest in, or acting as a paid consultant, advisor, officer, director or manager of or to any business engaged in: (a) the research, development, sale or marketing of any application of glutamic acid decarboxylase (GAD) gene therapy or neuropeptide (NPY) gene therapy; (b) any business activity conducted by the Company on the date of this Agreement; or (c) any business activity relating to the Services conducted or contemplated to be conducted by the Company on the date of this Agreement or during the Consultation Period; provided, however, that notwithstanding the foregoing, “Competitive Activity” shall expressly exclude the following: (u) activities by Michael G. Kaplitt for or on behalf of Circuit Therapeutics, Inc. or its affiliates that do not directly compete with the Services or the Covered Products; (v) any passive investment by a Consultant (whether debt, equity or otherwise) in a publicly-traded security, where such investment does not result in the Consultant owning 5.0% or more of the equity interests of such publicly-traded company; (w) any investments by a Consultant (whether debt, equity or otherwise) in any non-publicly-traded company which investments do not, in the aggregate, exceed 15.0% of the total investment capital received by such company; (x) any activities conducted by or for the primary benefit of a charitable, not-for-profit or academic entity (including, without limitation, accredited hospitals and universities); (y) speaking, lecturing and writing for publication or at academic or trade meetings and conferences; and (z) any activities by Stephen B. Kaplitt acting in his capacity as an attorney.

“Covered Products” means the GAD Products and the IP-related Covered Products.

“FDA” means the United States Food and Drug Administration and any successor thereto.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Pursuant to 17 C.F.R. Section 200.83

“Disability” means the inability to perform, with or without reasonable accommodation, the essential functions of the Services for a total of three months during any six month period as a result of incapacity due to mental or physical illness as determined by a physician selected in good faith by the Company. A Consultant’s refusal to submit to examination by such physician for the purpose of determining whether a Disability exists shall be conclusive evidence that that no such Disability exists.

“EMA” means the European Medicines Agency and any successor thereto.

“GAD Products” means any products produced by the Company or its Affiliates (directly or through any third party contract manufacturers) that uses the adeno-associated virus gene therapy encoding glutamic acid decarboxylase (formerly known as NLX-P101) for the treatment of Parkinson’s disease that was previously under development by Neurologix.

“IP-related Covered Products” means any products (other than the GAD Products) produced by the Company or its Affiliates (directly or through any third party contract manufacturers) that (a) uses or incorporates adeno-associated virus gene therapy encoding glutamic acid decarboxylase to treat a disease other than Parkinson’s disease; or (b)(i) uses any of the intellectual property listed on Appendix 1, and (ii) is covered by a Valid Claim.

“Project” means the Company’s project to develop, obtain Regulatory Approval for, and market and sell Covered Products.

“Regulatory Approval” means, with respect to a Covered Product, receipt or issuance of all approvals, licenses, registrations, clearances and authorizations by the FDA or EMA necessary to lawfully market and sell such GAD Product in the United States or Europe, as applicable.

“Services” shall have the meaning set forth in Section 2 of this Schedule A.

“Valid Claim” means a claim in an issued patent listed on Appendix 1 that has not: (a) expired or been canceled; (b) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (c) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (d) been abandoned.

2.      Scope of Work. The following consulting, advisory and related services in support and furtherance of the Project (“Services”) shall be performed by the Consulting Entity and the Consultants, jointly:

2.1        advise and assist with clinical development strategies for Covered Products including Regulatory Approval in the U.S. and in Europe (with the assistance of regulatory consultants);

2.2        prepare development plans to be presented to the Board of Directors;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

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2.3        advise and assist with the timely preparation of documents to be submitted to the FDA and other health authorities for review, including for filing of one or more New Drug Applications (NDA), as dictated by Board-approved development plans (with the assistance of regulatory consultants);

2.4        advise and assist with the strategic definition and tactical development of clinical trials programs, including protocol writing, interpretation of clinical data, and literature reviews;

2.5        advise and assist with ensuring that all clinical trials are in keeping with approved timelines and budgets, with potential obstacles identified and solutions implemented to avoid delays in clinical trial implementation;

2.6        advise and assist with ensuring the work with colleagues and collaborators are coordinated and that all people, systems, processes and materials required for clinical trials are available and appropriately prepared;

2.7        advise and assist with ensuring that clinical trials are conducted in accordance with applicable regulatory requirements and guidelines;

2.8        advise and assist with ensuring the identification, recruitment and selection of appropriate clinical investigators and contract research organizations, resulting in appropriate negotiation of contracts;

2.9        advise and assist with ensuring the timely medical review and reporting of adverse events;

2.10      advise and assist with ensuring the timely preparation of presentations reporting results of clinical trials to internal and external audiences;

2.11      participate in meetings with the Company’s executive team and other employees from time to time as reasonably requested by the Company; or

2.12      provide such consulting, advisory and related services related to or in furtherance of the foregoing.

3.      Schedule. The Consulting Entity and each Consultant will coordinate the furnishing of Services pursuant to this Agreement with the Company in order that such services can be provided in such a way as to generally conform to the business schedules of the Company, but the method of performance, time of performance, place of performance, hours utilized in such performance, and other details of the manner of performance of Services hereunder will be within the reasonable discretion of the Consultants and the Consulting Entity.

4.      Payments

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.1        Initial Equity Grants. Upon execution of this Agreement, the Consultants shall be granted the following options (“Options”) to purchase ordinary shares of the Company (“Company Shares”) under the Company’s 2018 Incentive Award Plan (the “Plan”), subject to the terms and provisions of Section 4.3 of this Schedule A and a stock option agreement in substantially the form set forth in Annex 4.1. The exercise price per share of each Option will be the Fair Market Value (as defined in the Plan) on the Option’s date of grant:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

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Consultant	Number of Options	Final Expiration Date
Michael G. Kaplitt	[***]	10 years from grant date
Matthew During	[***]	10 years from grant date
Stephen B. Kaplitt	[***]	10 years from grant date

4.2        Annual Equity Grants. During the Consultation Period, and subject to the approval of the Company’s Board of Directors, the Consultants shall be eligible to be granted, in the discretion of the Company’s Board of Directors, additional Options to purchase Company Shares under the Plan at a price per share equal to the Fair Market Value on the date of grant. The Options shall be granted annually, if at all, as determined by the Board of Directors. The Options shall be subject to all terms, vesting schedules and other provisions set forth in the Plan and in a separate option agreement, which shall be in substantially the same form as used for contemporaneous Option grants to the Company’s employees generally.

4.3        Death or Permanent Disability; Termination. If, during the term of this Agreement, Michael G. Kaplitt, Stephen B. Kaplitt or Matthew During is no longer able to perform the Services due to death or Disability, the vesting of the Options granted pursuant to Section 4.1 and Section 4.2 to such Consultant that remain unvested at the time of death or Disability shall be accelerated and finally determined pursuant to the table below with no further vesting:

Timing of Death or Initial Occurrence of Disability	Final Vested Percentage of Unvested Options
Prior to the first patient being enrolled in a Phase 3 clinical trial of any GAD Product or IP-related Covered Product	25%
Following the first patient being enrolled in a Phase 3 clinical trial of any GAD Product or IP-related Covered Product, but prior to the submission by the Company (and acceptance by the FDA) of a new drug application to the FDA	50%
Following Regulatory Approval by the FDA or EMA of any GAD Product or IP-related Covered Product	100%

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Appendix 1 to Schedule A

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

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Annex 4.1 to Schedule A

Form of Stock Option Agreement

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

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MEIRAGTX HOLDINGS PLC

2018 INCENTIVE AWARD PLAN

OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2018 Incentive Award Plan (as amended from time to time, the “Plan”) of MeiraGTx Holdings plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Exercise Price per Share:

Shares Subject to the Option:

Final Expiration Date:

Vesting Commencement Date:

Vesting Schedule:	[To be specified in individual award agreements]

Type of Option	[Incentive Stock Option/Non-Qualified Stock Option]

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

MEIRAGTX HOLDINGS PLC	PARTICIPANT

By:
Name:	[Participant Name]

Title:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

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Exhibit A

OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1    Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.

PERIOD OF EXERCISABILITY

2.1    Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2    Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3    Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)    The final expiration date in the Grant Notice;

(b)    Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c)    Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and

(d)    Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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ARTICLE III.

EXERCISE OF OPTION

3.1    Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3    Tax Withholding.

(a)    The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

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4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.12    Incentive Stock Options. If the Option is designated as an Incentive Stock Option:

(a)    Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such options (including the Option) will be treated as non-qualified stock options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other options into account in the order in which they were granted, as determined

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

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under Section 422(d) of the Code. Participant acknowledges that amendments or modifications made to the Option pursuant to the Plan that would cause the Option to become a Non-Qualified Stock Option will not materially or adversely affect Participant’s rights under the Option, and that any such amendment or modification shall not require Participant’s consent. Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service as an Employee, other than by reason of death or disability, the Option will be taxed as a Non-Qualified Stock Option.

(b)    Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

* * * * *

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Schedule B

Equity Ownership of Consulting Entity

Michael G. Kaplitt	45%
Matthew During	45%
Stephen B. Kaplitt	10%

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.